18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2025 Second Quarter Results
Easton, Maryland (July 24, 2025) – Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”) reported net income for the second quarter of 2025 of $15.5 million, or $0.46 per diluted common share, compared to net income of $13.8 million, or $0.41 per diluted common share for the first quarter of 2025, and net income of $11.2 million, or $0.34 per diluted common share, for the second quarter of 2024.
Second Quarter 2025 Highlights
•Net Income Growth – Net income for the second quarter of 2025 increased $1.7 million to $15.5 million from $13.8 million in the first quarter of 2025. Net income increased primarily due to higher net interest income and noninterest income driven by higher mortgage banking activity, partially offset by higher noninterest expense. Net income for the first half of 2025 was $29.3 million, compared to $19.4 million for the first half of 2024.
•Improved Return on Average Assets (“ROAA”) – The Company reported ROAA of 1.03% for the second quarter of 2025, compared to 0.91% for the first quarter of 2025 and 0.77% for the second quarter of 2024. Non-U.S. generally accepted accounting principles (“GAAP”) ROAA(1) was 1.15% for the second quarter of 2025, compared to 1.02% for the first quarter of 2025 and 0.91% for the second quarter of 2024.
•Net Interest Margin (“NIM”) Expansion – Net interest income for the second quarter of 2025 increased $1.2 million to $47.3 million from $46.0 million for the first quarter of 2025. NIM increased 11 basis points (“bps”) to 3.35% during the second quarter of 2025 from 3.24% in the first quarter of 2025. NIM excluding accretion(1) increased for the comparable periods from 3.02% to 3.10%. Excluding accretion interest, loan yields increased 2 bps and funding costs decreased 4 bps for the comparable periods. Net interest income increased due to modest loan growth, slightly higher accelerated accretion income, and loan and securities repricing, coupled with lower cost of deposits during the period.
•Book Value per Share Growth - Book value per share increased to $16.94 at June 30, 2025 from $16.55 at March 31, 2025 and $15.74 at June 30, 2024.
•Stable Asset Quality – Nonperforming assets to total assets were 0.33% for the second quarter of 2025, an increase from 0.31% for the first quarter of 2025 and 0.29% for the second quarter of 2024. Classified assets to total assets were 0.37% in the second quarter of 2025, an increase when compared to 0.36% for the first quarter of 2025 and 0.33% for the second quarter of 2024. The allowance for credit losses (“ACL”) was $58.5 million at June 30, 2025, compared to $57.9 million at December 31, 2024 and $58.5 million at June 30, 2024. The ACL as a percentage of loans remained flat at 1.21% at June 30, 2025 compared to December 31, 2024, and decreased compared to 1.24% at June 30, 2024.
•Improved Operating Leverage – The efficiency ratio for the second quarter of 2025 was 60.83% compared to 63.64% in the first quarter of 2025 and 66.23% for the second quarter of 2024. The non-GAAP efficiency ratio(1), which excludes amortization, was 56.73% for the second quarter of 2025, compared to 59.25% for the first quarter of 2025 and 61.05% for the second quarter of 2024. Management anticipates ongoing expense management and technology investments will result in continued improvements in operating leverage over time.
“We continued to see steady improvement in our performance in the second quarter,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares. “Net income and margins continue to expand as our efficiency improves and capital builds. Loan growth remains constrained but asset yield increases are expected to support margins for the remainder of 2025. Continued investments in our infrastructure and personnel position us well for growth.”
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Balance Sheet Review
Total assets were $6.04 billion at June 30, 2025, a decrease of $192.9 million, or 3.1%, when compared to $6.23 billion at December 31, 2024. The aggregate decrease was primarily due to the decrease of interest-bearing deposits at other banks of $285.4 million, partially offset by an increase in our loan portfolio of $55.6 million and an increase in our investment securities portfolio of $16.8 million. The decrease in interest-bearing deposits was primarily driven by seasonal municipal run-offs of deposits. Total assets increased $173.9 million, or 3.0%, from $5.86 billion when compared to June 30, 2024.
The Company’s tangible common equity ratio at June 30, 2025 was 7.88% compared to 7.17% at December 31, 2024. The Company’s Tier 1 and Total Risk-Based Capital Ratios at June 30, 2025 were 10.51% and 12.65%, respectively. Non-owner occupied commercial real estate (“CRE”) loans were $2.14 billion and $2.08 billion, and as a percentage of the Bank’s Tier 1 Capital + ACL were 354.15% and 359.52% at June 30, 2025 and December 31, 2024, respectively.
CRE loans (excluding land and construction) at June 30, 2025 were $2.60 billion compared to $2.56 billion at December 31, 2024. The following table provides the stratification of the classes of CRE loans at June 30, 2025.

	June 30, 2025
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	42.72%	$578	$31,769	50.59%	$1,852	$103,718
Office, govt. or govt. contractor	50.00	617	4,939	56.93	2,907	49,424
Office, other	49.10	482	91,486	47.71	1,223	202,962
Office, total	47.80	507	128,194	49.06	1,490	356,104
Retail	49.43	609	65,214	49.40	2,454	466,209
Multi-family (5+ units)	—	—	—	55.73	2,302	276,222
Hotel/motel	—	—	—	43.76	3,976	194,811
Industrial/warehouse	48.30	662	95,292	48.27	1,532	212,915
Commercial-improved	41.76	1,164	199,122	48.95	1,254	160,552
Marine/boat slips	29.53	1,408	39,419	39.41	2,208	15,459
Restaurant	48.99	1,008	60,476	46.47	1,000	47,000
Church	33.76	815	57,081	13.41	2,395	2,395
Other	39.62	1,085	84,652	60.67	515	411,315
Total CRE loans, gross(3)	43.87	801	$729,450	53.00	1,247	$2,142,982
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
(3)CRE loans include land and construction.
The Bank’s office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $484.3 million, or 10.0% of total loans at June 30, 2025. The Bank’s office CRE loan portfolio included medical tenants of $135.5 million, or 28.0% of the total office CRE loan portfolio, at June 30, 2025. The Bank’s office CRE loan portfolio also included government or government contractor tenants of $54.4 million, or 11.2% of the total office CRE loan portfolio for the same period. At June 30, 2025, the average loan debt-service coverage ratio was 1.8x and the average LTV was 48.41%.
There were 492 loans in the office CRE portfolio, which had an average loan size of $1.0 million and a median loan size of $369 thousand. LTV estimates for the office CRE portfolio at June 30, 2025 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	245	$168,874	34.9%
50%-60%	74	111,092	22.9
60%-70%	94	130,718	27.0
70%-80%	65	62,601	12.9
Greater than 80%	14	11,013	2.3
Total	492	$484,298	100.0%

The Bank had 17 office CRE loans with balances greater than $5.0 million, totaling $150.9 million at June 30, 2025, compared to 18 office CRE loans totaling $164.5 million at December 31, 2024. The decrease in this portfolio segment was the result of normal amortization and the change in purpose of collateral of an $11.0 million loan from office to school. Of the office CRE portfolio balance, 80.5% was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.0% was secured by properties with five stories or less. Of the office CRE loans, $2.5 million were classified as special mention or substandard at June 30, 2025. The Bank did not have any charge-offs related to the office CRE portfolio during 2025.
At June 30, 2025 and March 31, 2025, nonperforming assets were $19.6 million, or 0.33% of total assets, and $18.9 million, or 0.31% of total assets, respectively. The balance of nonperforming assets increased $729 thousand, primarily due to commercial real estate and consumer loans. When comparing June 30, 2025 to June 30, 2024, nonperforming assets increased $2.6 million, primarily due to an increase in nonaccrual loans of $1.9 million and an increase in repossessed marine loans of $897 thousand.
Total deposits decreased $214.4 million, or 3.9%, to $5.31 billion at June 30, 2025 when compared to December 31, 2024. The decrease in total deposits was primarily due to a decrease in interest-bearing checking deposits of $214.8 million and a decrease in money market and savings of $114.4 million, partially offset by an increase in time deposits of $91.7 million. The decrease in interest-bearing deposits was primarily driven by seasonal municipal run-offs of deposits. The rate on interest-bearing deposits remained flat at 2.94% at June 30, 2025 compared to March 31, 2025.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits was $5.36 billion at June 30, 2025, compared to $5.51 billion at March 31, 2025. The Bank had a $50.0 million FHLB advance at June 30, 2025 and March 31, 2025. The advance consisted of an 18-month Bermuda Convertible note of $50.0 million. The Bank had $10.8 million of brokered deposits at June 30, 2025 and zero at March 31, 2025. Total reciprocal deposits were $1.31 billion at June 30, 2025 and $1.46 billion at March 31, 2025.
The Bank’s uninsured deposits were $886.8 million, or 16.7% of total deposits, at June 30, 2025. The Bank’s uninsured deposits, excluding deposits secured with pledged collateral, were $768.7 million, or 14.5% of total deposits, at June 30, 2025. At June 30, 2025, the Bank had approximately $1.16 billion of available liquidity, including $185.0 million in cash and cash equivalents, $974.1 million in secured borrowing capacity at the FHLB and other correspondent banks and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $24.1 million, or 4.5%, when compared to December 31, 2024, primarily due to current year earnings and a decrease in accumulated other comprehensive losses, partially offset by cash dividends paid. As of June 30, 2025, the ratio of total equity to total assets was 9.36% and the ratio of total tangible equity to total tangible assets(1) was 7.88% compared to 8.68% and 7.17%, respectively, at December 31, 2024.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $47.3 million for the second quarter of 2025, compared to $46.0 million for the first quarter of 2025 and $42.1 million for the second quarter of 2024. The increase in net interest income when compared to the first quarter of 2025 was primarily due to an increase in interest income on loans of $2.0 million, an increase in interest income on investment securities of $330 thousand and a decrease in interest expense on deposits of $701 thousand, partially offset by a decrease in interest income on deposits at other banks of $1.8 million. The increase in net interest income was $5.1 million when compared to the second quarter of 2024, and was primarily due to an increase in interest and fees on loans of $2.4 million, an increase in interest on deposits at other banks of $1.0 million and a decrease in interest expense on short-term borrowings of 1.6 million.
The Company’s NIM increased to 3.35% for the second quarter of 2025 from 3.24% for the first quarter of 2025, primarily due to higher core interest income. NIM excluding accretion increased for the comparable periods from 3.02% to 3.10%. Excluding accretion interest, loan yields increased 2 bps and funding costs decreased 4 bps, for the comparable periods. Interest expense for the second quarter of 2025 decreased $666 thousand when compared to the first quarter of 2025. All products repriced at favorable rates, and were partially offset by the seasonal run off of municipal deposits. The Company’s NIM increased to 3.35% for the second quarter of 2025 from 3.11% for the second quarter of 2024. The Company’s average interest-earning asset yield increased to 5.44% for the second quarter of 2025 from 5.39% for the second quarter of 2024, while the average cost of funds decreased 19 bps to 2.17% from 2.36% for the same periods.
The provision for credit losses was $1.5 million for the three months ended June 30, 2025. The comparable amounts were $1.0 million for the three months ended March 31, 2025 and $2.1 million for the three months ended June 30, 2024. The increase in the provision for credit losses for the second quarter of 2025 compared to the first quarter of 2025 was due to higher reserves related to growth in the loan portfolio, partially offset by higher charge-offs. Coverage ratios remained flat at 1.21% at June 30, 2025 from March 31, 2025, and decreased from 1.24% at June 30, 2024. Net charge-offs increased to $649 thousand for the second quarter of 2025 compared to $554 thousand for the first quarter of 2025, and decreased compared to $886 thousand for the second quarter of 2024.
Total noninterest income for the second quarter of 2025 was $9.3 million, an increase of $2.3 million from $7.0 million for the first quarter of 2025, and an increase of $878 thousand from $8.4 million for the second quarter of 2024. When comparing the second quarter of 2025 to the first quarter of 2025, the increase in noninterest income was primarily due to an increase in mortgage banking revenue of $780 thousand, an increase in gain on loans held for sale of $359 thousand and an one-time credit card incentive. Comparing the second quarter of 2025 to the second quarter of 2024, the increase in noninterest income was primarily due to an increase in mortgage banking and related activity driven by increased mortgage servicing activity and lower prepayment rates.
Total noninterest expense of $34.4 million for the second quarter of 2025 increased $663 thousand compared to the first quarter of 2025 expense of $33.7 million, and increased $911 thousand compared to the second quarter of 2024 expense of $33.5 million. The increase from the first quarter of 2025 was primarily due to higher salaries and employee benefit expenses of $1.3 million, partially offset by lower professional service fees of $388 thousand. The increase from the second quarter of 2024 was primarily due to higher salaries and benefits expense of $842 thousand and higher software and data processing costs of $600 thousand, partially offset by lower amortization of other intangible assets of $297 thousand.
The efficiency ratio for the second quarter of 2025 when compared to the first quarter of 2025 and the second quarter of 2024 was 60.83%, 63.64% and 66.23%, respectively. Non-GAAP efficiency ratios(1) for the same periods were 56.73%, 59.25% and 61.05%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the second quarter of 2025 was 1.67%, compared to 1.77% and 1.73% for the first quarter of 2025 and the second quarter of 2024, respectively. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.52% for the second quarter of 2025, compared to 1.62% and 1.55% for the first quarter of 2025 and the second quarter of 2024, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Six Month Financial Results
Net interest income for the six months ended June 30, 2025 was $93.3 million, an increase of $10.0 million, or 12.0%, when compared to the six months ended June 30, 2024. The increase in net interest income was primarily due to an increase in total interest income of $8.4 million, or 5.9%, which included an increase in interest and fees on loans of $4.3 million, or 3.2%, and an increase in interest on deposits with other banks of $3.5 million, or 224.9%. The increase in interest and fees on loans was primarily due to the increase in the average balance of loans of $128.6 million, or 2.7% and a decrease in total interest expense, primarily due to a decrease in interest paid on short-term borrowings of $1.6 million and a decrease in interest on deposits of $641 thousand. These decreases were partially offset by an increase in interest expenses on long-term borrowings of $715 thousand due to the 18-month Bermuda Convertible note.
The Company’s NIM increased from 3.09% for the six months ended June 30, 2024 to 3.30% for the six months ended June 30, 2025. Margins were higher due to a $288.2 million increase in interest-earning asset balances and a 5 basis point increase in interest-earning asset yields. These positive movements were coupled with lower cost interest-bearing deposits. The increase in the average balances of interest-bearing deposits of $20.0 million was offset by a 4 basis point decrease in the associated rates paid, as well as a $23.9 million decrease in the average balance of FHLB advances and a 56 basis point decrease in the associated rates paid. Net accretion income impacted net interest margin by 24 basis points and 27 basis points for the six months ended June 30, 2025 and 2024, respectively, which resulted in NIMs excluding accretion of 3.06% and 2.82% for the same periods.
The provision for credit losses for the six months ended June 30, 2025 and 2024 was $2.6 million and $2.5 million, respectively. The increase in the provision for credit losses during 2025 was due to higher reserves related to growth in the loan portfolio, partially offset by an improved economic outlook. Net charge-offs for the six months ended June 30, 2025 were $1.2 million compared to $1.5 million for the six months ended June 30, 2024.
Total noninterest income for the six months ended June 30, 2025 increased $1.3 million, or 8.8%, when compared to the same period in 2024. The increase was primarily due to a $453 thousand gain on sales of loans held for sale, $383 thousand of mortgage banking revenue and $249 thousand of other noninterest income.
Total noninterest expense for the six months ended June 30, 2025 decreased $2.0 million, or 2.9%, when compared to the same period in 2024. Noninterest expense line items decreased primarily due to the absence of the $4.3 million credit card fraud event during the six months ended June 30, 2024, which was partially offset by higher salaries and employee benefit expenses of $1.3 million and an increase of $1.3 million of software and data processing expense in the six months ended June 30, 2025.
The efficiency ratio for the six months ended June 30, 2025 was 62.19% compared to 71.42% for the six months ended June 30, 2024. Non-GAAP efficiency ratios for the same periods were 57.95% and 61.69%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the six months ended June 30, 2025 was 1.72% compared to 1.91% for the six months ended June 30, 2024. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.57% for the six months ended June 30, 2025, compared to 1.58% for the six months ended June 30, 2024.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy and general economic conditions, (including the interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation/deflation and supply chain issues), whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; the ability to effectively manage the information technology systems, including third-party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches, and risk related to the development and use of artificial intelligence; the ability to develop and use technologies to provide products and services that will satisfy customer demands; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, which could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet; our liquidity requirements could be adversely affected by changes in our assets and liabilities; our ability to prudently manage our growth and execute our strategy; impairment of our goodwill and intangible assets; competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the growth and profitability of noninterest or fee income being less than expected; the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; the effect of any change in federal government enforcement of federal laws affecting the cannabis industry; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the U.S. Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board and other regulatory agencies; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; the impact of recent or future changes in Federal Deposit Insurance Corporation (the “FDIC”) insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; the effect of fiscal and governmental policies of the U.S. federal government; climate change and other catastrophic events or disasters; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts of terrorism, and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2024 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (https://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q2 2025 vs.		Q2 2025 vs.		Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025		Q2 2024		2025	2024	2025 vs. 2024
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$47,333	$46,110	$44,093	$43,345	$42,222	2.7%		12.1%		$93,442	$83,436	11.99%
Less: Taxable-equivalent adjustment	81	81	82	82	82	—		(1.2)		161	161	—
Net interest income	47,252	46,029	44,011	43,263	42,140	2.7		12.1		93,281	83,275	12.02
Provision for credit losses	1,528	1,028	780	1,470	2,081	48.6		(26.6)		2,556	2,488	2.73
Noninterest income	9,318	7,003	8,853	7,287	8,440	33.1		10.4		16,320	15,007	8.75
Noninterest expense	34,410	33,747	33,943	34,114	33,499	2.0		2.7		68,157	70,197	(2.91)
Income before income taxes	20,632	18,257	18,141	14,966	15,000	13.0		37.6		38,888	25,597	51.92
Income tax expense	5,125	4,493	4,859	3,777	3,766	14.1		36.1		9,617	6,179	55.64
Net income	$15,507	$13,764	$13,282	$11,189	$11,234	12.7		38.0		$29,271	$19,418	50.74

Return on average assets	1.03%	0.91%	0.86%	0.77%	0.77%	12	bp	26	bp	0.97%	0.67%	30	bp
Return on average assets excluding net amortization of other intangible assets, credit card fraud losses and assets held for sale – non-GAAP(1)	1.15	1.02	0.94	0.90	0.91	13		24		1.09	0.92	17
Return on average common equity	11.13	10.20	9.82	8.41	8.70	93		243		10.67	7.54	313
Return on average tangible common equity – non-GAAP(1)	14.99	14.05	13.37	12.37	12.85	94		214		14.53	13.08	145
Interest rate spread	2.39	2.30	2.02	2.06	2.11	9		28		2.35	2.23	12
Net interest margin	3.35	3.24	3.03	3.17	3.11	11		24		3.30	3.09	21
Efficiency ratio – GAAP	60.83	63.64	64.21	67.49	66.23	(281)		(540)		62.19	71.42	(923)
Efficiency ratio – non-GAAP(1)	56.73	59.25	60.28	62.10	61.05	(252)		(432)		57.95	61.69	(374)
Noninterest income to average assets	0.62	0.46	0.57	0.50	0.58	16		4		0.54	0.52	2
Noninterest expense to average assets	2.29	2.23	2.19	2.34	2.31	6		(2)		2.26	2.43	(17)
Net operating expense to average assets – GAAP	1.67	1.77	1.62	1.84	1.73	(10)		(6)		1.72	1.91	(19)
Net operating expense to average assets – non-GAAP(1)	1.52	1.62	1.50	1.65	1.55	(10)		(3)		1.57	1.58	(1)

PER SHARE DATA
Basic net income per common share	$0.46	$0.41	$0.40	$0.34	$0.34	12.2%		35.3%		$0.88	$0.58	51.72%
Diluted net income per common share	0.46	0.41	0.40	0.34	0.34	12.2		35.3		0.88	0.58	51.72
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—		0.24	0.24	—
Book value per common share at period end	16.94	16.55	16.23	16.00	15.74	2.4		7.6		16.94	15.74	7.62
Tangible book value per common share at period end – non-GAAP(1)	14.03	13.58	13.19	12.88	12.54	3.3		11.9		14.03	12.54	11.88
Common share market value at period end	15.72	13.54	15.85	13.99	11.45	16.1		37.3		15.72	11.45	37.29
Common share intraday price:
High	$15.88	$17.24	$17.61	$14.99	$11.90	(7.9)%		33.5%		17.24	14.38	19.89
Low	11.47	13.15	13.21	11.03	10.06	(12.8)		14.0		11.47	10.06	14.02
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q2 2025 vs.	Q2 2025 vs.	Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025	Q2 2024	2025	2024	2025 vs. 2024
AVERAGE BALANCE SHEET DATA
Loans	$4,833,558	$4,784,991	$4,796,245	$4,734,001	$4,706,510	1.0%	2.7%	$4,809,409	$4,680,846	2.75%
Investment securities	683,680	664,655	655,610	656,375	706,079	2.9	(3.2)	674,220	680,701	(0.95)
Earning assets	5,660,409	5,768,080	5,798,454	5,435,311	5,459,961	(1.9)	3.7	5,712,117	5,423,871	5.31
Assets	6,021,385	6,129,241	6,163,497	5,810,492	5,839,328	(1.8)	3.1	6,075,339	5,807,076	4.62
Deposits	5,297,567	5,417,514	5,461,583	5,086,348	5,064,974	(2.2)	4.6	5,357,545	5,103,815	4.97
FHLB advances	50,000	50,000	50,000	83,500	143,769	—	(65.2)	50,000	73,885	(32.33)
Subordinated debt & TRUPS	74,102	73,840	73,578	72,946	72,680	0.4	2.0	73,971	72,549	1.96
Stockholders’ equity	558,952	547,443	538,184	529,155	519,478	2.1	7.6	553,229	517,727	6.86

CREDIT QUALITY DATA
Net charge-offs (recoveries)	$649	$554	$1,333	$1,288	$886	17.2%	(26.8)%	1,203	1,451	(17.09)%

Nonaccrual loans	$16,782	$15,402	$21,008	$14,844	$14,837	9.0%	13.1%
Loans 90 days past due and still accruing	215	894	294	454	414	(76.0)	(48.1)
Other real estate owned and repossessed property	2,636	2,608	3,494	485	1,739	1.1	51.6
Total nonperforming assets	$19,633	$18,904	$24,796	$15,783	$16,990	3.9	15.6

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q2 2025 vs.		Q2 2025 vs.		Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025		Q2 2024		2025	2024	2025 vs. 2024
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	9.36%	8.94%	8.68%	9.01%	8.92%	42	bp	44	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	7.88	7.46	7.17	7.39	7.23	42		65

Annualized net charge-offs to average loans	0.05%	0.05%	0.11%	0.11%	0.08%	—	bp	(3)	bp	0.05%	0.06%	(1)	bp

Allowance for credit losses as a percent of:
Period-end loans	1.21%	1.21%	1.21%	1.24%	1.24%	—	bp	(3)	bp
Nonaccrual loans	348.49	376.85	275.66	395.24	394.14	(2,836)		(4,565)
Nonperforming assets	297.88	307.04	233.55	371.72	344.19	(916)		(4,631)

As a percent of total loans:
Nonaccrual loans	0.35%	0.32%	0.44%	0.31%	0.32%	3	bp	3	bp

As a percent of total loans, other real estate owned and repossessed property:
Nonperforming assets	0.41%	0.40%	0.52%	0.33%	0.36%	1	bp	5	bp

As a percent of total assets:
Nonaccrual loans	0.28%	0.25%	0.34%	0.25%	0.25%	3	bp	3	bp
Nonperforming assets	0.33	0.31	0.40	0.27	0.29	2		4
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q2 2025 vs.		Q2 2025 vs.
($ in thousands)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025		Q2 2024
The Company Amounts
Common Equity Tier 1 Capital	$483,947	$470,223	$458,258	$446,402	$435,238	2.92%		11.19%
Tier 1 Capital	513,952	500,149	488,105	476,170	464,554	2.76		10.63
Total Capital	618,793	603,928	591,228	579,664	567,680	2.46		9.00
Risk-Weighted Assets	4,890,679	4,823,833	4,852,564	4,816,165	4,803,230	1.39		1.82

The Company Ratios
Common Equity Tier 1 Capital to RWA	9.90%	9.75%	9.44%	9.27%	9.06%	15	bp	83	bp
Tier 1 Capital to RWA	10.51	10.37	10.06	9.89	9.67	14		84
Total Capital to RWA	12.65	12.52	12.18	12.04	11.82	13		83
Tier 1 Capital to AA (Leverage)	8.65	8.27	8.02	8.31	8.07	38		58

The Bank Amounts
Common Equity Tier 1 Capital	$546,630	$534,824	$521,453	$509,511	$501,003	2.21%		9.11%
Tier 1 Capital	546,630	534,824	521,453	509,511	501,003	2.21		9.11
Total Capital	607,235	594,550	580,706	569,317	560,625	2.13		8.31
Risk-Weighted Assets	4,888,558	4,821,975	4,851,903	4,808,058	4,796,512	1.38		1.92

The Bank Ratios
Common Equity Tier 1 Capital to RWA	11.18%	11.09%	10.75%	10.60%	10.45%	9	bp	74	bp
Tier 1 Capital to RWA	11.18	11.09	10.75	10.60	10.45	9		74
Total Capital to RWA	12.42	12.33	11.97	11.84	11.69	9		73
Tier 1 Capital to AA (Leverage)	9.20	8.84	8.58	8.90	8.71	36		49

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						June 30, 2025	June 30, 2025
						compared to	compared to
($ in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2024	June 30, 2024
ASSETS
Cash and due from banks	$54,512	$46,886	$44,008	$52,363	$50,090	23.9%	8.8%
Interest-bearing deposits with other banks	130,472	342,120	415,843	131,258	88,793	(68.6)	46.9
Cash and cash equivalents	184,984	389,006	459,851	183,621	138,883	(59.8)	33.2
Investment securities:
Available for sale, at fair value	187,679	179,148	149,212	133,339	131,594	25.8	42.6
Held to maturity, net of allowance for credit losses	459,246	469,572	481,077	484,583	499,431	(4.5)	(8.0)
Equity securities, at fair value	6,010	5,945	5,814	5,950	5,699	3.4	5.5
Restricted securities, at cost	20,412	20,411	20,253	20,253	21,725	0.8	(6.0)
Loans held for sale, at fair value	34,319	15,717	19,606	26,877	27,829	75.0	23.3
Loans held for investment	4,827,628	4,777,489	4,771,988	4,733,909	4,705,737	1.2	2.6
Less: allowance for credit losses	(58,483)	(58,042)	(57,910)	(58,669)	(58,478)	1.0	—
Loans, net	4,769,145	4,719,447	4,714,078	4,675,240	4,647,259	1.2	2.6

Premises and equipment, net	81,426	81,692	81,806	81,663	82,176	(0.5)	(0.9)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	33,761	36,033	38,311	40,609	42,945	(11.9)	(21.4)
Mortgage servicing rights	5,396	5,535	5,874	5,309	5,995	(8.1)	(10.0)
Right-of-use assets	11,052	11,709	11,385	11,384	11,762	(2.9)	(6.0)
Cash surrender value on life insurance	105,860	105,040	104,421	103,729	102,969	1.4	2.8
Accrued interest receivable	19,821	20,555	19,570	19,992	19,641	1.3	0.9
Deferred income taxes	30,972	31,428	31,857	32,191	36,078	(2.8)	(14.2)
Other assets	24,525	22,059	24,382	29,698	26,765	0.6	(8.4)
TOTAL ASSETS	$6,037,874	$6,176,563	$6,230,763	$5,917,704	$5,864,017	(3.1)	3.0

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						June 30, 2025
						compared to
($ in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2024
LIABILITIES
Deposits:
Noninterest-bearing	$1,575,120	$1,565,017	$1,562,815	$1,571,393	$1,587,252	0.8%
Interest-bearing checking	763,309	852,480	978,076	751,533	658,512	(22.0)
Money market and savings	1,691,438	1,800,529	1,805,884	1,634,140	1,689,343	(6.3)
Time deposits	1,273,285	1,242,319	1,181,561	1,268,657	1,213,778	7.8
Brokered deposits	10,806	—	—	—	—	—
Total deposits	5,313,958	5,460,345	5,528,336	5,225,723	5,148,885	(3.9)
FHLB advances	50,000	50,000	50,000	50,000	81,000	—
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,005	29,926	29,847	29,768	29,316	0.5
Subordinated debt, net	44,236	44,053	43,870	43,688	43,504	0.8
Total borrowings	124,241	123,979	123,717	123,456	153,820	0.4
Lease liabilities	11,541	12,183	11,844	11,816	12,189	(2.6)
Other liabilities	22,940	27,586	25,800	23,438	26,340	(11.1)
TOTAL LIABILITIES	5,472,680	5,624,093	5,689,697	5,384,433	5,341,234	(3.8)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	334	333	333	333	333	0.3
Additional paid in capital	359,063	358,572	358,112	357,580	356,994	0.3
Retained earnings	211,400	199,898	190,166	180,884	173,716	11.2
Accumulated other comprehensive loss	(5,603)	(6,333)	(7,545)	(5,526)	(8,260)	(25.7)
TOTAL STOCKHOLDERS’ EQUITY	565,194	552,470	541,066	533,271	522,783	4.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,037,874	$6,176,563	$6,230,763	$5,917,704	$5,864,017	(3.1)

Shares of common stock issued and outstanding	33,374,265	33,374,265	33,332,177	33,326,772	33,214,522	0.1
Book value per common share	$16.94	$16.55	$16.23	$16.00	$15.74	4.4

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q2 2025 vs.	Q2 2025 vs.	Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025	Q2 2024	2025	2024	% Change
INTEREST INCOME
Interest and fees on loans	$69,695	$67,647	$67,428	$69,157	$67,292	3.0%	3.6%	$137,343	$133,045	3.2%
Interest and dividends on taxable investment securities	5,331	5,001	4,833	4,962	5,230	6.6	1.9	10,332	9,650	7.1
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—	12	12	—
Interest on deposits with other banks	1,588	3,409	4,137	564	578	(53.4)	174.7	4,997	1,538	224.9
Total interest income	76,620	76,063	76,404	74,689	73,106	0.7	4.8	152,684	144,245	5.9

INTEREST EXPENSE
Interest on deposits	27,369	28,070	30,363	28,856	27,585	(2.5)	(0.8)	55,440	56,081	(1.1)
Interest on short-term borrowings	—	—	—	491	1,584	—	(100.0)	—	1,641	(100.0)
Interest on long-term borrowings	1,999	1,964	2,030	2,079	1,797	1.8	11.2	3,963	3,248	22.0
Total interest expense	29,368	30,034	32,393	31,426	30,966	(2.2)	(5.2)	59,403	60,970	(2.6)

NET INTEREST INCOME	47,252	46,029	44,011	43,263	42,140	2.7	12.1	93,281	83,275	12.0
Provision for credit losses	1,528	1,028	780	1,470	2,081	48.6	(26.6)	2,556	2,488	2.7
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	45,724	45,001	43,231	41,793	40,059	1.6	14.1	90,725	80,787	12.3

NONINTEREST INCOME
Service charges on deposit accounts	1,519	1,514	1,606	1,543	1,493	0.3	1.7	3,033	3,001	1.1
Trust and investment fee income	942	823	857	880	896	14.5	5.1	1,765	1,630	8.3
Gain on sale of loans held for sale	1,325	966	1,221	1,961	1,131	37.2	17.2	2,291	1,838	24.7
Mortgage-banking revenue	1,054	274	805	(784)	852	284.7	23.7	1,328	945	40.5
Interchange credits	1,788	1,577	1,726	1,711	1,717	13.4	4.1	3,365	3,304	1.9
Other noninterest income	2,690	1,849	2,638	1,976	2,351	45.5	14.4	4,538	4,289	5.8
Total noninterest income	$9,318	$7,003	$8,853	$7,287	$8,440	33.1	10.4	$16,320	$15,007	8.8

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						Q2 2025 vs.	Q2 2025 vs.
($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2025	Q2 2024	2025	2024	% Change
NONINTEREST EXPENSE
Salaries and employee benefits	$17,742	$16,440	$17,209	$16,523	$16,900	7.9%	5.0%	$34,182	$32,847	4.1%
Occupancy expense	2,472	2,538	2,474	2,384	2,432	(2.6)	1.6	5,010	4,848	3.3
Furniture and equipment expense	796	853	760	876	900	(6.7)	(11.6)	1,650	1,804	(8.5)
Software and data processing	4,819	4,691	4,512	4,419	4,219	2.7	14.2	9,510	8,240	15.4
Directors’ fees	219	348	460	443	359	(37.1)	(39.0)	567	654	(13.3)
Amortization of other intangible assets	2,272	2,278	2,298	2,336	2,569	(0.3)	(11.6)	4,550	5,145	(11.6)
FDIC insurance premium expense	1,023	1,091	1,013	1,160	1,089	(6.2)	(6.1)	2,114	2,240	(5.6)
Legal and professional fees	1,225	1,613	1,521	1,362	1,354	(24.1)	(9.5)	2,838	2,954	(3.9)
Fraud losses	83	105	98	673	62	(21.0)	33.9	188	4,564	(95.9)
Other noninterest expense	3,759	3,790	3,598	3,938	3,615	(0.8)	4.0	7,548	6,901	9.4
Total noninterest expense	34,410	33,747	33,943	34,114	33,499	2.0	2.7	68,157	70,197	(2.9)

Income before income taxes	20,632	18,257	18,141	14,966	15,000	13.0	37.6	38,888	25,597	51.9
Income tax expense	5,125	4,493	4,859	3,777	3,766	14.1	36.1	9,617	6,179	55.6
NET INCOME	$15,507	$13,764	$13,282	$11,189	$11,234	12.7	38.0	$29,271	$19,418	50.7

Weighted average shares outstanding - basic	33,374,265	33,350,869	33,327,243	33,317,739	33,233,870	0.1%	0.4%	33,362,632	33,211,558	0.5%
Weighted average shares outstanding - diluted	33,388,013	33,375,318	33,363,612	33,339,005	33,233,870	0.0%	0.5%	33,377,165	33,211,558	0.5%

Basic net income per common share	$0.46	$0.41	$0.40	$0.34	$0.34	12.2%	35.3%	$0.88	$0.58	51.7%
Diluted net income per common share	$0.46	$0.41	$0.40	$0.34	$0.34	12.2%	35.3%	$0.88	$0.58	51.7%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%	$0.24	$0.24	—%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2025			June 30, 2024			March 31, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,572,931	$37,276	5.81%	$2,522,708	$36,110	5.76%	$2,541,527	$35,889	5.73%
Residential real estate	1,378,940	18,986	5.52	1,306,260	17,938	5.52	1,347,035	18,462	5.56
Construction	352,803	5,697	6.48	319,205	4,902	6.18	352,323	5,526	6.36
Commercial	224,218	3,658	6.54	219,140	3,956	7.26	232,900	3,705	6.45
Consumer	298,544	4,036	5.42	330,819	4,265	5.19	304,520	4,058	5.40
Credit card	6,122	121	7.93	8,378	201	9.65	6,686	86	5.22
Total loans	4,833,558	69,774	5.79	4,706,510	67,372	5.76	4,784,991	67,726	5.74

Investment securities
Taxable	683,028	5,331	3.12	705,421	5,230	2.97	664,002	5,001	3.01
Tax-exempt(1)	652	8	4.91	658	8	4.86	653	8	4.90
Interest-bearing deposits	143,171	1,588	4.45	47,372	578	4.91	318,434	3,409	4.34
Total earning assets	5,660,409	76,701	5.44	5,459,961	73,188	5.39	5,768,080	76,144	5.35
Cash and due from banks	46,620			45,141			43,526
Other assets	372,725			391,854			375,929
Allowance for credit losses	(58,369)			(57,628)			(58,294)
Total assets	$6,021,385			$5,839,328			$6,129,241

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Three Months Ended
	June 30, 2025			June 30, 2024			March 31, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$720,967	$5,697	3.17%	$711,138	$5,550	3.14%	$859,698	$7,025	3.31%
Money market and savings deposits	1,747,854	9,580	2.20	1,690,157	10,291	2.45	1,799,707	10,015	2.26
Time deposits	1,258,802	12,000	3.82	1,175,542	11,650	3.99	1,208,250	11,030	3.70
Brokered deposits	9,720	92	3.80	7,753	94	4.88	—	—	—
Interest-bearing deposits(4)	3,737,343	27,369	2.94	3,584,590	27,585	3.10	3,867,655	28,070	2.94
Securities sold under retail repurchase agreements and federal funds purchased	—	—	—	—	—	—	—	—	—
FHLB advances	50,000	605	4.85	143,769	1,930	5.40	50,000	598	4.85
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	74,102	1,394	7.55	72,680	1,451	8.03	73,840	1,366	7.50
Total interest-bearing liabilities	3,861,445	29,368	3.05	3,801,039	30,966	3.28	3,991,495	30,034	3.05
Noninterest-bearing deposits	1,560,224			1,480,384			1,549,859
Accrued expenses and other liabilities	40,764			38,427			40,444
Stockholders’ equity	558,952			519,478			547,443
Total liabilities and stockholders’ equity	$6,021,385			$5,839,328			$6,129,241

Net interest spread			2.39%			2.11%			2.30%
Net interest margin			3.35			3.11			3.24
Net interest margin excluding accretion			3.10			2.83			3.02
Cost of funds			2.17			2.36			2.20
Cost of deposits			2.07			2.19			2.10
Cost of debt			6.46			6.28			6.43
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.2 million, $4.5 million and $3.7 million of accretion interest on loans for the three months ended June 30, 2025, June 30, 2024 and March 31, 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $435 thousand, $421 thousand and $334 thousand of amortization of deposit discounts, and $232 thousand, $243 thousand, and $232 thousand of amortization of borrowing fair value adjustments for the three months ended June 30, 2025, June 30, 2024 and March 31, 2025, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Six Months Ended June 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,557,316	$73,167	5.77%	$2,520,796	$71,743	5.72%
Residential real estate	1,363,076	37,448	5.54	1,291,225	35,179	5.48
Construction	352,564	11,222	6.42	309,661	9,306	6.04
Commercial	228,535	7,363	6.50	220,248	8,070	7.37
Consumer	301,515	8,094	5.41	330,998	8,537	5.19
Credit card	6,403	207	6.52	7,918	368	9.35
Total loans	4,809,409	137,501	5.77	4,680,846	133,203	5.72

Investment securities
Taxable	673,567	10,332	3.07	680,042	9,650	2.84
Tax-exempt(1)	653	15	4.59	659	15	4.55
Interest-bearing deposits	228,488	4,997	4.41	62,324	1,538	4.96
Total earning assets	5,712,117	152,845	5.40	5,423,871	144,406	5.35
Cash and due from banks	46,912			47,320
Other assets	374,641			393,439
Allowance for credit losses	(58,331)			(57,554)
Total assets	$6,075,339			$5,807,076

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Six Months Ended June 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$789,949	$12,722	3.25%	$910,831	$11,911	2.63%
Money market and savings deposits	1,773,637	19,595	2.23	1,679,615	20,451	2.45
Time deposits	1,233,666	23,031	3.76	1,177,557	23,374	3.99
Brokered deposits	4,888	92	3.80	14,107	345	4.92
Interest-bearing deposits(4)	3,802,140	55,440	2.94	3,782,110	56,081	2.98
Securities sold under retail repurchase agreements and federal funds purchased	—	—	—	—	—	—
FHLB advances	50,000	1,203	4.85	73,885	1,987	5.41
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	73,971	2,760	7.52	72,549	2,902	8.04
Total interest-bearing liabilities	3,926,111	59,403	3.05	3,928,544	60,970	3.12
Noninterest-bearing deposits	1,555,405			1,321,705
Accrued expenses and other liabilities	40,594			39,100
Stockholders’ equity	553,229			517,727
Total liabilities and stockholders’ equity	$6,075,339			$5,807,076

Net interest spread			2.35%			2.23%
Net interest margin			3.30			3.09
Net interest margin excluding accretion			3.06			2.82
Cost of funds			2.19			2.34
Cost of deposits			2.09			2.21
Cost of debt			6.45			6.71
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $8.0 million and $8.7 million of accretion interest on loans for the six months ended June 30, 2025 and 2024, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $769 thousand and $788 thousand of amortization of deposit discounts, and $463 thousand and $463 thousand of amortization of borrowing fair value adjustments for the six months ended June 30, 2025 and 2024, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024

The following reconciles return on average assets, average equity and return on average tangible equity(1):
Net income	$15,507	$13,764	$13,282	$11,189	$11,234
Net income - annualized (A)	$62,198	$55,821	$52,839	$44,513	$45,183

Net income	$15,507	$13,764	$13,282	$11,189	$11,234
Add: Amortization of other intangible assets, net of tax	1,708	1,717	1,683	1,746	1,924
Add: Merger expenses, net of tax	—	—	—	—	—
Add: Credit card fraud losses, net of tax	—	—	—	252	—
Less: Sale and fair value of held for sale assets, net of tax	—	—	(329)	—	—
Net income, excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets	17,215	15,481	14,636	13,187	13,158
Net income, excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets - annualized (B)	$69,049	$62,784	$58,226	$52,461	$52,921

Return on average assets – GAAP	1.03%	0.91%	0.86%	0.77%	0.77%
Return on average assets excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets – non-GAAP	1.15%	1.02%	0.94%	0.90%	0.91%

Average assets	$6,021,385	$6,129,241	$6,163,497	$5,810,492	$5,839,328

Average stockholders’ equity (C)	$558,952	$547,443	$538,184	$529,155	$519,478
Less: Average goodwill and core deposit intangible	(98,241)	(100,514)	(102,794)	(105,136)	(107,594)
Average tangible common equity (D)	$460,711	$446,929	$435,390	$424,019	$411,884

Return on average equity – GAAP (A)/(C)	11.13%	10.20%	9.82%	8.41%	8.70%
Return on average tangible equity – non-GAAP (A)/(D)	13.50%	12.49%	12.14%	10.50%	10.97%
Return on average tangible equity – non-GAAP (B)/(D)	14.99%	14.05%	13.37%	12.37%	12.85%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio(2):
Noninterest expense (E)	$34,410	$33,747	$33,943	$34,114	$33,499
Less: Amortization of other intangible assets	(2,272)	(2,278)	(2,298)	(2,336)	(2,569)
Less: Credit card fraud losses	—	—	—	(337)	—
Adjusted noninterest expense (F)	$32,138	$31,469	$31,645	$31,441	$30,930

Net interest income (G)	$47,252	$46,029	$44,011	$43,263	$42,140
Add: Taxable-equivalent adjustment	81	81	82	82	82
Taxable-equivalent net interest income (H)	$47,333	$46,110	$44,093	$43,345	$42,222

Noninterest income (I)	$9,318	$7,003	$8,853	$7,287	$8,440
Less: Sale and fair value of held for sale assets	—	—	(450)	—	—
Adjusted noninterest income (J)	$9,318	$7,003	$8,403	$7,287	$8,440

Efficiency ratio – GAAP (E)/(G)+(I)	60.83%	63.64%	64.21%	67.49%	66.23%
Efficiency ratio – non-GAAP (F)/(H)+(J)	56.73%	59.25%	60.28%	62.10%	61.05%

Net operating expense to average assets – GAAP	1.67%	1.77%	1.62%	1.84%	1.73%
Net operating expense to average assets – non-GAAP	1.52%	1.62%	1.50%	1.65%	1.55%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (K)	$565,194	$552,470	$541,066	$533,271	$522,783
Less: Goodwill and core deposit intangible	(97,027)	(99,299)	(101,577)	(103,875)	(106,211)
Tangible equity (L)	$468,167	$453,171	$439,489	$429,396	$416,572

Shares outstanding (M)	33,374	33,374	33,332	33,327	33,215

Book value per common share – GAAP (K)/(M)	$16.94	$16.55	$16.23	$16.00	$15.74
Tangible book value per common share – non-GAAP (L)/(M)	$14.03	$13.58	$13.19	$12.88	$12.54

The following reconciles equity to assets and tangible equity to tangible assets(1):
Stockholders’ equity (N)	$565,194	$552,470	$541,066	$533,271	$522,783
Less: Goodwill and core deposit intangible	(97,027)	(99,299)	(101,577)	(103,875)	(106,211)
Tangible equity (O)	$468,167	$453,171	$439,489	$429,396	$416,572

Assets (P)	$6,037,874	$6,176,563	$6,230,763	$5,917,704	$5,864,017
Less: Goodwill and core deposit intangible	(97,027)	(99,299)	(101,577)	(103,875)	(106,211)
Tangible assets (Q)	$5,940,847	$6,077,264	$6,129,186	$5,813,829	$5,757,806

Period-end equity to assets – GAAP (N)/(P)	9.36%	8.94%	8.68%	9.01%	8.92%
Period-end tangible equity to tangible assets – non-GAAP (O)/(Q)	7.88%	7.46%	7.17%	7.39%	7.23%
____________________________________
(1) Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Common equity	$565,194	$552,470	$541,066	$533,271	$522,783
Goodwill(1)	(61,238)	(61,300)	(61,362)	(61,397)	(61,460)
Core deposit intangible(2)	(25,573)	(27,280)	(28,991)	(30,572)	(32,313)
DTAs that arise from net operating loss and tax credit carryforwards	(39)	—	—	(426)	(2,032)
Accumulated other comprehensive loss	5,603	6,333	7,545	5,526	8,260
Common Equity Tier 1 Capital	483,947	470,223	458,258	446,402	435,238
TRUPS	30,005	29,926	29,847	29,768	29,316
Tier 1 Capital	513,952	500,149	488,105	476,170	464,554
Allowable reserve for credit losses and other Tier 2 adjustments	60,605	59,726	59,253	59,806	59,622
Subordinated debt	44,236	44,053	43,870	43,688	43,504
Total Capital	$618,793	$603,928	$591,228	$579,664	$567,680

Risk-Weighted Assets ("RWA")	$4,890,679	$4,823,833	$4,852,564	$4,816,165	$4,803,230
Average Assets ("AA")	5,943,124	6,050,310	6,083,760	5,729,576	5,756,260

Common Equity Tier 1 Capital to RWA	9.90%	9.75%	9.44%	9.27%	9.06%
Tier 1 Capital to RWA	10.51	10.37	10.06	9.89	9.67
Total Capital to RWA	12.65	12.52	12.18	12.04	11.82
Tier 1 Capital to AA (Leverage)	8.65	8.27	8.02	8.31	8.07

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Common equity	$627,838	$617,071	$604,261	$595,954	$587,283
Goodwill(1)	(61,238)	(61,300)	(61,362)	(61,397)	(61,460)
Core deposit intangible(2)	(25,573)	(27,280)	(28,991)	(30,572)	(32,313)
DTAs that arise from net operating loss and tax credit carryforwards	—	—	—	—	(767)
Accumulated other comprehensive loss	5,603	6,333	7,545	5,526	8,260
Common Equity Tier 1 Capital	546,630	534,824	521,453	509,511	501,003
Tier 1 Capital	546,630	534,824	521,453	509,511	501,003
Allowable reserve for credit losses and other Tier 2 adjustments	60,605	59,726	59,253	59,806	59,622
Total Capital	$607,235	$594,550	$580,706	$569,317	$560,625

Risk-Weighted Assets ("RWA")	$4,888,558	$4,821,975	$4,851,903	$4,808,058	$4,796,512
Average Assets ("AA")	5,940,411	6,050,130	6,077,540	5,721,995	5,750,604
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	June 30, 2025	% of Total Loans	March 31, 2025	% of Total Loans	December 31, 2024	% of Total Loans	September 30, 2024	% of Total Loans	June 30, 2024	% of Total Loans
Commercial real estate	$2,603,974	54.0%	$2,544,107	53.3%	$2,557,806	53.6%	$2,535,004	53.6%	$2,546,114	54.1%
Residential real estate	1,349,010	27.9	1,325,858	27.8	1,329,406	27.9	1,312,375	27.7	1,280,973	27.2
Construction	350,053	7.3	366,218	7.7	335,999	7.0	337,113	7.1	327,875	7.0
Commercial	224,092	4.6	234,499	4.9	237,932	5.0	225,083	4.8	218,987	4.7
Consumer	294,239	6.1	300,007	6.3	303,746	6.4	317,149	6.7	324,480	6.9
Credit cards	6,260	0.1	6,800	0.1	7,099	0.2	7,185	0.2	7,308	0.2
Total loans	4,827,628	100.0%	4,777,489	100.0%	4,771,988	100.0%	4,733,909	100.0%	4,705,737	100.0%
Less: allowance for credit losses	(58,483)		(58,042)		(57,910)		(58,669)		(58,478)
Total loans, net	$4,769,145		$4,719,447		$4,714,078		$4,675,240		$4,647,259

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Classified loans
Substandard	$19,930	$19,434	$24,679	$22,798	$17,409
Total classified loans	19,930	19,434	24,679	22,798	17,409
Special mention loans	65,564	33,456	33,519	14,385	25,549
Total classified and special mention loans	$85,494	$52,890	$58,198	$37,183	$42,958

Classified loans	$19,930	$19,434	$24,679	$22,798	$17,409
Other real estate owned	179	179	179	179	179
Repossessed assets	2,457	2,429	3,315	306	1,560
Total classified assets	$22,566	$22,042	$28,173	$23,283	$19,148

Classified assets to total assets	0.37%	0.36%	0.45%	0.39%	0.33%

Nonaccrual loans	$16,782	$15,402	$21,008	$14,844	$14,837
90+ days delinquent accruing	215	894	294	454	414
Other real estate owned (“OREO”)	179	179	179	179	179
Repossessed property	2,457	2,429	3,315	306	1,560
Total nonperforming assets	$19,633	$18,904	$24,796	$15,783	$16,990
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	6,709	1,356	1,662	—	—
Total nonperforming assets and BEFDs modifications	$26,342	$20,260	$26,458	$15,783	$16,990

Nonperforming assets to total assets	0.33%	0.31%	0.40%	0.27%	0.29%

Total assets	$6,037,874	$6,176,563	$6,230,763	$5,917,704	$5,864,017